345 E. Main St.
Warsaw, IN 46580
www.zimmerbiomet.com	Exhibit 99.1

Media	Investors
Meredith Weissman	Keri Mattox
(703) 346-3127	(215) 275-2431
meredith.weissman@zimmerbiomet.com	keri.mattox@zimmerbiomet.com

Ezgi Yagci
(617) 549-2443
ezgi.yagci@zimmerbiomet.com

Zimmer Biomet Announces

Fourth Quarter and Full-Year 2020 Financial Results

•	Fourth quarter net sales of $2.085 billion decreased 1.9%, 3.7% on a constant currency basis
•	Fourth quarter diluted earnings per share were $1.59; adjusted diluted earnings per share were $2.11
•	Full-year net sales of $7.025 billion decreased 12.0%,12.4% on a constant currency basis
•	Full-year diluted loss per share was $0.67; adjusted diluted earnings per share were $5.67
•	Company separately announces intent to spin off Spine and Dental businesses

(WARSAW, IN) February 5, 2021 — Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter and year ended December 31, 2020.  The Company reported fourth quarter net sales of $2.085 billion, a decrease of 1.9% from the prior year period, and a decrease of 3.7% on a constant currency basis.  Net sales for the full year were $7.025 billion, a decrease of 12.0% from the prior year, and a decrease of 12.4% on a constant currency basis.  Net earnings for the fourth quarter were $333.7 million, or $440.7 million on an adjusted basis, and for the full year net loss was $138.9 million and net earnings on an adjusted basis were $1,181.6 million.

Diluted earnings per share were $1.59 for the fourth quarter, an increase of 3.2% over the prior year period.  Adjusted diluted earnings per share were $2.11 for the fourth quarter, a decrease of 8.3% from the prior year period.  Full-year diluted loss per share was $0.67 and full-year adjusted diluted earnings per share were $5.67, a decrease of 28.0% from the prior year.

“The fourth quarter saw continued pressure from COVID and its impact on the recovery of elective procedures, yet our core business remained strong as did our operational execution to close out 2020," said Bryan Hanson, President and CEO of Zimmer Biomet.  "Against that backdrop, we continue the transformation of our business in order to drive growth and increase shareholder value, as underscored by today’s announcement that we intend to spin off our Spine and Dental businesses. This transaction will position us to prioritize resources, simplify our operating models and deliver greater value through two independent publicly traded companies. Our team remains confident and focused as we continue to deliver on our mission and serve patients, providers and our customers."

Please see the attached schedules accompanying this press release for additional details on performance in the quarter and full-year 2020, including sales by Zimmer Biomet’s three geographies and five product categories.

Recent Highlights

Aligned with Zimmer Biomet’s active portfolio management strategy and the ongoing transformation of the business, key recent highlights include:

•

Acquisition of A&E Medical Corp., a privately-held company that manufactures and sells innovative and differentiated products in the sternal closure market; expanded Zimmer Biomet’s sternal closure portfolio to be one of the most comprehensive in a space growing at a high single digit percentage rate annually; revenues are recorded in the Company’s Dental, Spine and CMFT segment.

•

Launch of a large-scale, multimedia, direct-to-patient campaign, “Don’t Let Pain Gain on You”, in the U.S., focused on education and support for patients around elective procedures like joint replacement surgery, especially during the COVID pandemic.

•

Partnership with Hospital for Special Surgery (HSS) to advance innovation on the mymobility® with Apple Watch® remote care management system that will enable patients and practices around the world to leverage HSS' expertise in orthopedic patient care through Zimmer Biomet’s platform.

•

Formal launch of the Zimmer Biomet Foundation, a philanthropic 501(c)(3) organization that further strengthens the Company’s ongoing commitment to empowering diverse and underserved communities, supporting STEM education, enabling community health and providing disaster relief; launch included announcement of a partnership with the National Association for the Advancement of Colored People (NAACP) Empowerment Programs, Inc.,

with a commitment of $2 million over the next three years to support partnered efforts with NAACP to end racial injustice and advance diversity and equality.
•

In conjunction with Q4 earnings, announcement of the intention to pursue a plan to spin off the Company’s Spine and Dental businesses to form a new and independent, publicly traded company (“NewCo”); planned transaction will enhance the focus of both Zimmer Biomet and NewCo to meet the needs of patients and customers and achieve faster growth and greater value for all stakeholders.

Geographic and Product Category Sales

The following sales tables provide results by geography and product category for the three-month period and year ended December 31, 2020, as well as the percentage change compared to the prior year periods, on both a reported basis and a constant currency basis.

NET SALES - THREE MONTHS ENDED DECEMBER 31, 2020
(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
Americas*	$1,283.9	(0.3)%	(0.3)%
EMEA	408.3	(13.2)	(17.5)
Asia Pacific	393.1	7.1	2.0
Total	$2,085.3	(1.9)%	(3.7)%
Product Categories
Knees
Americas*	$457.2	0.8%	0.8%
EMEA	142.5	(20.8)	(24.1)
Asia Pacific	137.4	8.1	2.9
Total	737.1	(3.1)	(4.8)
Hips
Americas*	269.7	1.0	1.0
EMEA	115.9	(12.2)	(16.2)
Asia Pacific	118.5	6.2	1.3
Total	504.1	(1.3)	(3.4)
S.E.T **	375.9	(1.5)	(3.3)
Dental, Spine & CMFT***	314.0	2.6	0.8
Other	154.2	(7.5)	(9.3)
Total	$2,085.3	(1.9)%	(3.7)%

* The Americas net sales in the three months ended December 31, 2020 include the benefit of expanded strategic sales, favorable bulk orders and shipment timing
** Sports Medicine, Extremities and Trauma
*** Craniomaxillofacial and Thoracic

NET SALES - YEAR ENDED DECEMBER 31, 2020
(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
Americas	$4,335.4	(11.1)%	(11.0)%
EMEA	1,391.3	(20.4)	(21.3)
Asia Pacific	1,297.8	(4.5)	(6.0)
Total	$7,024.5	(12.0)%	(12.4)%
Product Categories
Knees
Americas	$1,461.1	(12.9)%	(12.8)%
EMEA	487.0	(25.6)	(26.2)
Asia Pacific	441.7	(7.8)	(9.1)
Total	2,389.8	(15.0)	(15.3)
Hips
Americas	941.5	(7.4)	(7.3)
EMEA	407.8	(18.4)	(19.3)
Asia Pacific	401.2	(3.4)	(4.9)
Total	1,750.5	(9.4)	(9.9)
S.E.T *	1,322.0	(8.4)	(8.8)
Dental, Spine & CMFT**	1,043.7	(10.1)	(10.6)
Other	518.5	(18.4)	(18.8)
Total	$7,024.5	(12.0)%	(12.4)%

* Sports Medicine, Extremities and Trauma
** Craniomaxillofacial and Thoracic

Cash Flow and Balance Sheet

Cash provided by operating activities for the fourth quarter was $425.1 million and free cash flow was $328.5 million.  At December 31, 2020, the Company had $802.1 million in cash and cash equivalents on the balance sheet.  In the fourth quarter, the Company paid $49.8 million in dividends and declared a dividend of $0.24 per share. Cash provided by operating activities for the full year was $1.205 billion and free cash flow was $795.3 million.  In the full year, the Company paid $198.5 million in dividends and declared dividends of $0.96 per share.  As previously announced, Zimmer Biomet refinanced $1.5 billion in debt that came due April 1, 2020, renegotiated the terms of its $1.5 billion revolver and secured an additional $1.0 billion credit facility. No borrowings are outstanding under these credit facilities.

Financial Guidance

There continues to be uncertainty around the ongoing impact of COVID-19. Therefore, the Company is currently unable to quantify the expected impact on its results of operations, financial condition and cash flows, which could be material, for full year 2021 and is not providing financial guidance at this time.

Conference Call

The Company will conduct its fourth quarter and full-year 2020 investor conference call today, February 5, 2021, at 8:30 a.m. ET.  The audio webcast can be accessed via Zimmer Biomet's Investor Relations website at https://investor.zimmerbiomet.com.  It will be archived for replay following the conference call.

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopedic reconstructive products; sports medicine, biologics, extremities and trauma products; office based technologies; spine, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section.  We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.  Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts.  The information contained on, or that may be accessed through, our website or any other website referenced herein is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Sales change information for the three-month period and the year ended December 31, 2020 is presented on a GAAP (reported) basis and on a constant currency basis.  Constant currency percentage changes exclude the effects of foreign currency exchange rates.  They are calculated by translating current and prior-period sales at the same predetermined exchange rate.  The translated results are then used to determine year-over-year percentage increases or decreases.

Net earnings (loss) and diluted earnings (loss) per share for the three-month period and the year ended December 31, 2020 are presented on a GAAP (reported) basis and on an adjusted basis.  Adjusted earnings and adjusted diluted earnings per share exclude the effects of certain items, which are detailed in the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures presented later in this press release.

Free cash flow is an additional non-GAAP measure that is presented in this press release.  Free cash flow is computed by deducting additions to instruments and other property, plant and equipment from net cash provided by operating activities.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release.  This press release also contains supplemental reconciliations of additional non-GAAP financial measures that the Company presents in other contexts.  These additional non-GAAP financial measures are computed from the most directly comparable GAAP financial measure as indicated in the applicable reconciliation.

Management uses non-GAAP financial measures internally to evaluate the performance of the business.  Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the Company.  Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations.  The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures.  In addition, constant currency sales changes, adjusted operating profit, adjusted diluted earnings per share and free cash flow are used as performance metrics in our incentive compensation programs.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the impact of the COVID-19 pandemic on our business, and any statements about our forecasts, expectations, plans, intentions, strategies or prospects.  All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements.  Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements.  These risks, uncertainties and changes in circumstances include, but are not limited to:  the effects of the COVID-19 global pandemic and other adverse public health developments on the global economy, our business and operations and the business and operations of our suppliers and customers, including the deferral of elective procedures and our ability to collect accounts receivable; the risks and uncertainties related to our ability to successfully execute our restructuring plans; the success of our quality and operational excellence initiatives, including ongoing quality remediation efforts at our Warsaw North Campus facility; the ability to remediate matters identified in inspectional observations or warning letters issued by the U.S. Food and Drug Administration (FDA), while continuing to satisfy the demand for our products; compliance with the Deferred Prosecution Agreement entered into in January 2017; the impact of substantial indebtedness on our ability to service our debt obligations and/or refinance amounts outstanding under our debt obligations at maturity on terms favorable to us, or at all; the ability to retain the independent agents and distributors who market our products; dependence on a limited number of suppliers for key raw materials and outsourced activities; the possibility that the anticipated synergies and other benefits from mergers and acquisitions will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of acquired companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the FDA and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the outcome of government investigations; competition; pricing pressures; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; breaches or failures of our information technology systems or products, including by cyberattack, unauthorized access or theft; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including European Union rules on state aid, or examinations by tax authorities; product liability, intellectual property and commercial litigation losses; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing financial and political uncertainty on countries in the Euro zone on the ability to collect accounts receivable in affected countries.  A further list and description of these risks and uncertainties and other factors can be found in our Annual Report on Form 10-K for the year ended December 31, 2019, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and our subsequent filings with the Securities and Exchange Commission (SEC).  Copies of these filings are available online at www.sec.gov, www.zimmerbiomet.com or on request from us.  These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our filings with the SEC.  Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Readers of this press release are cautioned not to rely on these forward-looking statements since there can be no assurance that these forward-looking statements will prove to be accurate.  This cautionary note is applicable to all forward-looking statements contained in this press release.

###

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2020 and 2019
(in millions, except per share amounts, unaudited)

	2020	2019
Net Sales	$2,085.3	$2,125.7
Cost of products sold, excluding intangible asset amortization	647.3	582.2
Intangible asset amortization	152.6	147.4
Research and development	100.0	121.1
Selling, general and administrative	893.9	882.2
Restructuring and other cost reduction initiatives	27.7	33.0
Quality remediation	15.0	19.3
Acquisition, integration and related	8.1	3.7
Operating expenses	1,844.6	1,788.9
Operating Profit	240.7	336.8
Other income (expense), net	8.0	4.8
Interest expense, net	(53.1)	(52.4)
Earnings before income taxes	195.6	289.2
Benefit for income taxes	(138.2)	(32.2)
Net Earnings	333.8	321.4
Less: Net earnings attributable to noncontrolling interest	0.1	0.7
Net Earnings of Zimmer Biomet Holdings, Inc.	$333.7	$320.7
Earnings Per Common Share
Basic	$1.61	$1.56
Diluted	$1.59	$1.54
Weighted Average Common Shares Outstanding
Basic	207.4	205.8
Diluted	209.3	207.8

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019
(in millions, except per share amounts, unaudited)

	2020	2019
Net Sales	$7,024.5	$7,982.2
Cost of products sold, excluding intangible asset amortization	2,128.3	2,252.6
Intangible asset amortization	597.6	584.3
Research and development	372.0	449.3
Selling, general and administrative	3,177.8	3,343.8
Goodwill and intangible asset impairment	645.0	70.1
Restructuring and other cost reduction initiatives	116.9	50.0
Quality remediation	50.9	82.4
Acquisition, integration and related	23.8	12.2
Operating expenses	7,112.3	6,844.7
Operating (Loss) Profit	(87.8)	1,137.5
Other income (expense), net	25.4	(4.8)
Interest expense, net	(212.0)	(226.9)
(Loss) earnings before income taxes	(274.4)	905.8
Benefit for income taxes	(137.0)	(225.7)
Net (Loss) Earnings	(137.4)	1,131.5
Less: Net earnings (loss) attributable to noncontrolling interest	1.5	(0.1)
Net (Loss) Earnings of Zimmer Biomet Holdings, Inc.	$(138.9)	$1,131.6
(Loss) Earnings Per Common Share
Basic	$(0.67)	$5.52
Diluted	$(0.67)	$5.47
Weighted Average Common Shares Outstanding
Basic	207.0	205.1
Diluted	207.0	206.7

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	December 31,	December 31,
	2020	2019
Assets
Cash and cash equivalents	$802.1	$617.9
Receivables, net	1,452.7	1,363.9
Inventories	2,450.7	2,385.0
Other current assets	377.8	357.1
Total current assets	5,083.3	4,723.9
Property, plant and equipment, net	2,047.7	2,077.4
Goodwill	9,261.8	9,599.7
Intangible assets, net	7,055.5	7,257.6
Other assets	969.4	980.1
Total Assets	$24,417.7	$24,638.7
Liabilities and Stockholders' Equity
Current liabilities	$2,056.9	$1,941.5
Current portion of long-term debt	500.0	1,500.0
Other long-term liabilities	2,034.9	2,083.0
Long-term debt	7,626.5	6,721.4
Stockholders' equity	12,199.4	12,392.8
Total Liabilities and Stockholders' Equity	$24,417.7	$24,638.7

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019
(in millions, unaudited)

	2020	2019
Cash flows provided by (used in) operating activities
Net (loss) earnings	$(137.4)	$1,131.5
Depreciation and amortization	1,032.7	1,006.1
Share-based compensation	79.7	84.3
Goodwill and intangible asset impairment	645.0	70.1
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(279.1)	(427.3)
Receivables	(70.0)	(93.8)
Inventories	(40.8)	(125.2)
Accounts payable and accrued expenses	(95.1)	(42.0)
Other assets and liabilities	69.5	(17.9)
Net cash provided by operating activities (1)	1,204.5	1,585.8
Cash flows provided by (used in) investing activities
Additions to instruments	(291.7)	(315.9)
Additions to other property, plant and equipment	(117.5)	(207.1)
Net investment hedge settlements	53.5	48.1
Acquisition of intellectual property rights	(0.4)	(197.6)
Business combination investments, net of acquired cash	(235.5)	(37.1)
Investments in other assets	(22.2)	(19.7)
Net cash used in investing activities	(613.8)	(729.3)
Cash flows provided by (used in) financing activities
Proceeds from senior notes	1,497.1	549.2
Redemption of senior notes	(1,750.0)	(500.0)
Proceeds from term loans	-	200.0
Payments on term loans	-	(960.0)
Net payments on other debt	-	(5.3)
Dividends paid to stockholders	(198.5)	(196.7)
Proceeds from employee stock compensation plans	129.8	158.2
Net cash flows from unremitted collections from factoring programs	(54.6)	(12.2)
Business combination contingent consideration payments	(15.0)	(2.9)
Debt issuance costs	(22.3)	(3.5)
Other financing activities	(8.3)	(6.7)
Net cash used in financing activities	(421.8)	(779.9)
Effect of exchange rates on cash and cash equivalents	15.3	(1.5)
Increase in cash and cash equivalents	184.2	75.1
Cash and cash equivalents, beginning of period	617.9	542.8
Cash and cash equivalents, end of period	$802.1	$617.9

(1) 2019 reflects approximately $168 million paid related to a patent litigation matter

ZIMMER BIOMET HOLDINGS, INC.
NET SALES BY GEOGRAPHY
FOR THE THREE MONTHS ENDED DECEMBER 31, 2020 and 2019
(in millions, unaudited)

	Three Months Ended December 31,
	2020	2019	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Americas	$1,283.9	$1,288.2	(0.3)%	3.5%	(3.8)%	-%
EMEA	408.3	470.4	(13.2)	(17.6)	0.1	4.3
Asia Pacific	393.1	367.1	7.1	4.4	(2.4)	5.1
Total	$2,085.3	$2,125.7	(1.9)%	(1.0)%	(2.7)%	1.8%

ZIMMER BIOMET HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE THREE MONTHS ENDED DECEMBER 31, 2020 and 2019
(in millions, unaudited)

	Three Months Ended December 31,
	2020	2019	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Knees	$737.1	$760.6	(3.1)%	(1.6)%	(3.2)%	1.7%
Hips	504.1	510.4	(1.3)	(0.4)	(3.0)	2.1
S.E.T	375.9	381.8	(1.5)	(0.9)	(2.4)	1.8
Dental, Spine & CMFT	314.0	306.1	2.6	2.1	(1.3)	1.8
Other	154.2	166.8	(7.5)	(6.7)	(2.6)	1.8
Total	$2,085.3	$2,125.7	(1.9)%	(1.0)%	(2.7)%	1.8%

ZIMMER BIOMET HOLDINGS, INC.
NET SALES BY GEOGRAPHY
FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019
(in millions, unaudited)

	Years Ended December 31,
	2020	2019	% (Dec)	Volume / Mix	Price	Foreign Exchange
Americas	$4,335.4	$4,875.8	(11.1)%	(7.9)%	(3.1)%	(0.1)%
EMEA	1,391.3	1,746.9	(20.4)	(20.5)	(0.8)	0.9
Asia Pacific	1,297.8	1,359.5	(4.5)	(4.5)	(1.5)	1.5
Total	$7,024.5	$7,982.2	(12.0)%	(10.0)%	(2.4)%	0.4%

ZIMMER BIOMET HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019
(in millions, unaudited)

	Years Ended December 31,
	2020	2019	% (Dec)	Volume / Mix	Price	Foreign Exchange
Knees	$2,389.8	$2,810.1	(15.0)%	(12.6)%	(2.7)%	0.3%
Hips	1,750.5	1,931.5	(9.4)	(7.1)	(2.8)	0.5
S.E.T	1,322.0	1,444.1	(8.4)	(6.5)	(2.3)	0.4
Dental, Spine & CMFT	1,043.7	1,161.3	(10.1)	(9.4)	(1.2)	0.5
Other	518.5	635.2	(18.4)	(16.9)	(1.9)	0.4
Total	$7,024.5	$7,982.2	(12.0)%	(10.0)%	(2.4)%	0.4%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED NET SALES % CHANGE TO
CONSTANT CURRENCY % CHANGE
(unaudited)

	For the Three Months Ended
	December 31, 2020
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
Americas	(0.3)%	-%	(0.3)%
EMEA	(13.2)	4.3	(17.5)
Asia Pacific	7.1	5.1	2.0
Total	(1.9)%	1.8%	(3.7)%
Product Categories
Knees
Americas	0.8%	-%	0.8%
EMEA	(20.8)	3.3	(24.1)
Asia Pacific	8.1	5.2	2.9
Total	(3.1)	1.7	(4.8)
Hips
Americas	1.0	-	1.0
EMEA	(12.2)	4.0	(16.2)
Asia Pacific	6.2	4.9	1.3
Total	(1.3)	2.1	(3.4)
S.E.T	(1.5)	1.8	(3.3)
Dental, Spine & CMFT	2.6	1.8	0.8
Other	(7.5)	1.8	(9.3)
Total	(1.9)%	1.8%	(3.7)%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED NET SALES % CHANGE TO
CONSTANT CURRENCY % CHANGE
(unaudited)

	For the Year Ended
	December 31, 2020
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
Americas	(11.1)%	(0.1)%	(11.0)%
EMEA	(20.4)	0.9	(21.3)
Asia Pacific	(4.5)	1.5	(6.0)
Total	(12.0)%	0.4%	(12.4)%
Product Categories
Knees
Americas	(12.9)%	(0.1)%	(12.8)%
EMEA	(25.6)	0.6	(26.2)
Asia Pacific	(7.8)	1.3	(9.1)
Total	(15.0)	0.3	(15.3)
Hips
Americas	(7.4)	(0.1)	(7.3)
EMEA	(18.4)	0.9	(19.3)
Asia Pacific	(3.4)	1.5	(4.9)
Total	(9.4)	0.5	(9.9)
S.E.T	(8.4)	0.4	(8.8)
Dental, Spine & CMFT	(10.1)	0.5	(10.6)
Other	(18.4)	0.4	(18.8)
Total	(12.0)%	0.4%	(12.4)%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2020 and 2019
(in millions, except per share amounts, unaudited)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2020
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Quality remediation	Acquisition, integration and related	Other income (expense), net	Benefit for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$647.3	$152.6	$100.0	$893.9	$27.7	$15.0	$8.1	$8.0	$(138.2)	$333.7	$1.59
Inventory and manufacturing-related charges(1)	(49.9)	-	-	-	-	-	-	-	26.1	23.8	0.11
Intangible asset amortization(2)	-	(152.6)	-	-	-	-	-	-	38.5	114.1	0.55
Restructuring and other cost reduction initiatives(4)	-	-	-	-	(27.7)	-	-	-	9.8	17.9	0.09
Quality remediation(5)	1.0	-	-	-	-	(15.0)	-	-	4.6	9.4	0.04
Acquisition, integration and related(6)	-	-	-	-	-	-	(8.1)	-	2.5	5.6	0.03
Litigation(7)	-	-	-	(59.4)	-	-	-	-	18.2	41.2	0.20
European Union Medical Device Regulation(8)	-	-	(6.2)	-	-	-	-	-	2.0	4.2	0.02
Other charges(9)	-	-	-	(6.4)	-	-	-	(1.3)	(0.4)	5.5	0.03
Impacts of Swiss tax reform(10)	-	-	-	-	-	-	-	-	16.6	(16.6)	(0.08)
Other certain tax adjustments(11)	-	-	-	-	-	-	-	-	98.1	(98.1)	(0.47)
As Adjusted	$598.4	$-	$93.8	$828.1	$-	$-	$-	$6.7	$77.8	$440.7	$2.11

FOR THE THREE MONTHS ENDED DECEMBER 31, 2019
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Quality remediation	Acquisition, integration and related	Benefit for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$582.2	$147.4	$121.1	$882.2	$33.0	$19.3	$3.7	$(32.2)	$320.7	$1.54
Inventory and manufacturing-related charges(1)	(6.2)	-	-	-	-	-	-	3.5	2.7	0.01
Intangible asset amortization(2)	-	(147.4)	-	-	-	-	-	31.2	116.2	0.56
Restructuring and other cost reduction initiatives(4)	-	-	-	-	(33.0)	-	-	1.6	31.4	0.16
Quality remediation(5)	(3.7)	-	-	-	-	(19.3)	-	5.4	17.6	0.08
Acquisition, integration and related(6)	-	-	-	-	-	-	(3.7)	3.9	(0.2)	-
Litigation(7)	-	-	-	(17.0)	-	-	-	3.1	13.9	0.07
European Union Medical Device Regulation(8)	-	-	(12.8)	-	-	-	-	13.7	(0.9)	-
Other charges(9)	-	-	(1.5)	(35.9)	-	-	-	8.4	29.0	0.14
Impacts of Swiss tax reform(10)	-	-	-	-	-	-	-	51.2	(51.2)	(0.25)
Other certain tax adjustments(11)	-	-	-	-	-	-	-	1.1	(1.1)	(0.01)
As Adjusted	$572.3	$-	$106.8	$829.3	$-	$-	$-	$90.9	$478.1	$2.30

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED TO ADJUSTED RESULTS
FOR THE YEAR ENDED DECEMBER 31, 2020 and 2019
(in millions, except per share amounts, unaudited)

FOR THE YEAR ENDED DECEMBER 31, 2020
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Goodwill and intangible asset impairment	Restructuring and other cost reduction initiatives	Quality remediation	Acquisition, integration and related	Other income (expense), net	Benefit for income taxes	Net (Loss) Earnings of Zimmer Biomet Holdings, Inc.	Diluted (loss) earnings per common share
As Reported	$2,128.3	$597.6	$372.0	$3,177.8	$645.0	$116.9	$50.9	$23.8	$25.4	$(137.0)	$(138.9)	$(0.67)
Inventory and manufacturing-related charges(1)	(54.2)	-	-	-	-	-	-	-	-	36.3	17.9	0.09
Intangible asset amortization(2)	-	(597.6)	-	-	-	-	-	-	-	116.0	481.6	2.33
Goodwill and intangible asset impairment(3)	-	-	-	-	(645.0)	-	-	-	-	5.7	639.3	3.09
Restructuring and other cost reduction initiatives(4)	-	-	-	-	-	(116.9)	-	-	-	28.5	88.4	0.43
Quality remediation(5)	1.1	-	-	-	-	-	(50.9)	-	-	11.9	37.9	0.18
Acquisition, integration and related(6)	-	-	-	-	-	-	-	(23.8)	-	5.4	18.4	0.09
Litigation(7)	-	-	-	(159.8)	-	-	-	-	-	36.9	122.9	0.59
European Union Medical Device Regulation(8)	-	-	(25.3)	-	-	-	-	-	-	5.2	20.1	0.10
Other charges(9)	-	-	-	(24.5)	-	-	-	-	(13.8)	7.5	3.2	0.01
Impacts of Swiss tax reform(10)	-	-	-	-	-	-	-	-	-	5.0	(5.0)	(0.03)
Other certain tax adjustments(11)	-	-	-	-	-	-	-	-	-	104.2	(104.2)	(0.50)
Effect of dilutive shares assuming net earnings(12)	-	-		-	-	-	-		-	-	-	(0.04)
As Adjusted	$2,075.2	$-	$346.7	$2,993.5	$-	$-	$-	$-	$11.6	$225.6	$1,181.6	$5.67

FOR THE YEAR ENDED DECEMBER 31, 2019
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Intangible asset impairment	Restructuring and other cost reduction initiatives	Quality remediation	Acquisition, integration and related	Benefit for income taxes	Net earnings (loss) attributable to noncontrolling interest	Net (Loss) Earnings of Zimmer Biomet Holdings, Inc.	Diluted (loss) earnings per common share
As Reported	$2,252.6	$584.3	$449.3	$3,343.8	$70.1	$50.0	$82.4	$12.2	$(225.7)	$(0.1)	$1,131.6	$5.47
Inventory and manufacturing-related charges(1)	(53.9)	-	-	-	-	-	-	-	23.3	-	30.6	0.15
Intangible asset amortization(2)	-	(584.3)	-	-	-	-	-	-	116.2	-	468.1	2.26
Intangible asset impairment(3)	-	-	-	-	(70.1)	-	-	-	5.5	-	64.6	0.31
Restructuring and other cost reduction initiatives(4)	-	-	-	-	-	(50.0)	-	-	5.6	-	44.4	0.22
Quality remediation(5)	(5.2)	-		-	-	-	(82.4)	-	20.3	-	67.3	0.33
Acquisition, integration and related(6)	-	-	-	-	-	-	-	(12.2)	6.3	-	5.9	0.03
Litigation(7)	-	-	-	(65.0)	-	-	-	-	11.0	-	54.0	0.26
Litigation settlement gain(13)	-	-	-	23.5	-	-	-	-	(5.2)	-	(18.3)	(0.09)
European Union Medical Device Regulation(8)	-	-	(30.9)	-	-	-	-	-	16.9	-	14.0	0.07
Other charges(9)	-	-	(5.8)	(114.7)	-	-	-	-	26.3	1.3	92.9	0.45
Impacts of Swiss tax reform(10)	-	-	-	-	-	-	-	-	315.0	-	(315.0)	(1.52)
Other certain tax adjustments(11)	-	-	-	-	-	-	-	-	13.7	-	(13.7)	(0.07)
As Adjusted	$2,193.5	$-	$412.6	$3,187.6	$-	$-	$-	$-	$329.2	$1.2	$1,626.4	$7.87

(1)

Inventory and manufacturing-related charges in the three months and year ended December 31, 2020 and 2019 are primarily related to excess and obsolete inventory charges on certain product lines we intend to discontinue and other charges.  The year ended December 31, 2019 also included a $20.8 million charge incurred to terminate a raw material supply agreement in the annual period.  The excess and obsolete inventory charges on certain product lines are driven by overlapping product lines in our portfolio and we have plans to discontinue one of the product lines, or from decisions not to spend additional funds to keep certain products up-to-date on the latest quality standards, such as the European Union Medical Device Regulation.

(2)

We exclude intangible asset amortization from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization.  Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.

(3)

In the first quarter of 2020, we recognized goodwill impairment charges of $470.0 million and $142.0 million related to our EMEA and Dental reporting units, respectively.  In the second quarters of 2020 and 2019, we recognized $33.0 million and $70.1 million, respectively, of in-process research and development (“IPR&D”) intangible asset impairments on certain IPR&D projects.

(4)

In December 2019, our Board of Directors approved, and we initiated, a new global restructuring program that includes a reorganization of key businesses and an overall effort to reduce costs in order to accelerate decision-making and focus the organization on priorities to drive growth.  Restructuring and other cost reduction initiatives also include other cost reduction initiatives that have the goal of reducing costs across the organization.

(5)

We are addressing inspectional observations on Form 483 and a Warning Letter issued by the U.S. Food and Drug Administration (“FDA”) following its previous inspections of our Warsaw North Campus facility, among other matters.  This quality remediation has required us to devote significant financial resources and is for a discrete period of time.  The majority of the expenses are related to consultants who are helping us to update previous documents and redesign certain processes.

(6)	We exclude certain acquisition and integration related gains and expenses from our non-GAAP results.

(7)

We are involved in routine patent litigation, product liability litigation, commercial litigation and other various litigation matters.  We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information.  Litigation matters can vary in their characteristics, frequency and significance to our operating results.  The litigation charges and gains excluded from our non-GAAP financial measures in the periods presented relate to product liability matters where we have received numerous claims on specific products, patent litigation and commercial litigation related to a common matter in multiple jurisdictions.  In regards to the product liability matters, due to the complexities involved and claims filed in multiple districts, the expenses associated with these matters are significant to our operating results.  Once the litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.

(8)

The European Union Medical Device Regulation imposes significant additional premarket and postmarket requirements.  The new regulations provide a transition period until May 2021 for currently-approved medical devices to meet the additional requirements.  For certain devices, this transition period can be extended until May 2024.  We are excluding from our non-GAAP financial measures the incremental costs incurred to establish initial compliance with the regulations related to our currently-approved medical devices.  The incremental costs primarily include third-party consulting necessary to supplement our internal resources.

(9)

We have incurred other various expenses from specific events or projects that we consider highly variable or that have a significant impact to our operating results that we have excluded from our non-GAAP measures.  These include costs related to legal entity, distribution and manufacturing optimization, including contract terminations, gains and losses from changes in fair value on our equity investments, as well as our costs of complying with our Deferred Prosecution Agreement (“DPA”) with the U.S. government related to certain Foreign Corrupt Practices Act matters involving Biomet and certain of its subsidiaries.  Under the DPA, we were subject to oversight by an independent compliance monitor, which monitorship concluded in August 2020.  We expect the one-count criminal information filed against us in 2017 to be dismissed with prejudice in February 2021 and the DPA to conclude at that time.  The excluded costs include the fees paid to the independent compliance monitor and to external legal counsel assisting in the matter.

(10)

Switzerland passed the Federal Act on Tax Reform and AHV Financing (TRAF), effective January 1, 2020. Certain provisions of the TRAF were enacted in the third quarter of 2019, resulting in provisional adjustments to our deferred taxes, generating a net tax benefit.  Also included are ongoing tax adjustments relating to the impacts of tax only amortization resulting from Swiss Tax Reform as well as certain restructuring transactions in Switzerland.

(11)

Other certain tax adjustments relate to various discrete tax period adjustments.  In the 2020 periods, the adjustments are primarily related to the resolution of or changes in estimates of significant uncertain tax positions as a result of settlements or favorable rulings.  In the 2019 periods, the adjustments are primarily changes in tax rates on deferred tax liabilities recorded on intangible assets recognized in acquisition-related accounting and adjustments from internal restructuring transactions that provide us access to offshore funds in a tax efficient manner.

(12)	Due to the reported net loss for this period, the effect of dilutive shares assuming net earnings is shown as an adjustment. Diluted share count used in Adjusted Diluted EPS is:

Year Ended
December 31, 2020

Diluted shares	207.0
Dilutive shares assuming net earnings	1.4
Adjusted diluted shares	208.4

(13)	In the first quarter of 2019, we settled a patent infringement lawsuit out of court, and the other party agreed to pay us an upfront, lump-sum amount for a non-exclusive license to the patent.

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING
ACTIVITIES TO FREE CASH FLOW
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2020 and 2019
(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$425.1	$423.3	$1,204.5	$1,585.8
Additions to instruments	(68.9)	(76.4)	(291.7)	(315.9)
Additions to other property, plant and equipment	(27.7)	(51.8)	(117.5)	(207.1)
Free cash flow	$328.5	$295.1	$795.3	$1,062.8

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT & MARGIN TO ADJUSTED GROSS
PROFIT & MARGIN
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2020 and 2019
(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Net Sales	$2,085.3	$2,125.7	$7,024.5	$7,982.2
Cost of products sold, excluding intangible asset amortization	647.3	582.2	2,128.3	2,252.6
Intangible asset amortization	152.6	147.4	597.6	584.3
Gross Profit	$1,285.4	$1,396.1	$4,298.6	$5,145.3

Inventory and manufacturing-related charges	49.9	6.2	54.2	53.9
Quality remediation	(1.0)	3.7	(1.1)	5.2
Intangible asset amortization	152.6	147.4	597.6	584.3
Adjusted gross profit	$1,486.9	$1,553.4	$4,949.3	$5,788.7

Gross margin	61.6%	65.7%	61.2%	64.5%
Inventory and manufacturing-related charges	2.4	0.3	0.8	0.7
Quality remediation	-	0.2	-	-
Intangible asset amortization	7.3	6.9	8.5	7.3
Adjusted gross margin	71.3%	73.1%	70.5%	72.5%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF OPERATING PROFIT (LOSS) & MARGIN TO ADJUSTED OPERATING PROFIT & MARGIN
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2020 and 2019
(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Operating profit (loss)	$240.7	$336.8	$(87.8)	$1,137.5
Inventory and manufacturing-related charges	49.9	6.2	54.2	53.9
Intangible asset amortization	152.6	147.4	597.6	584.3
Goodwill and intangible asset impairment	-	-	645.0	70.1
Restructuring and other cost reduction initiatives	27.7	33.0	116.9	50.0
Quality remediation	14.0	23.0	49.8	87.6
Acquisition, integration and related	8.1	3.7	23.8	12.2
Litigation	59.4	17.0	159.8	65.0
Litigation settlement gain	-	-	-	(23.5)
European Union Medical Device Regulation	6.2	12.8	25.3	30.9
Other charges	6.4	37.4	24.5	120.5
Adjusted operating profit	$565.0	$617.3	$1,609.1	$2,188.5

Operating profit (loss) margin	11.5%	15.8%	(1.2)%	14.2%
Inventory and manufacturing-related charges	2.4	0.3	0.8	0.7
Intangible asset amortization	7.3	6.9	8.5	7.3
Goodwill and intangible asset impairment	-	-	9.2	0.9
Restructuring and other cost reduction initiatives	1.3	1.6	1.7	0.6
Quality remediation	0.7	1.1	0.7	1.1
Acquisition, integration and related	0.4	0.2	0.3	0.2
Litigation	2.8	0.8	2.3	0.8
Litigation settlement gain	-	-	-	(0.3)
European Union Medical Device Regulation	0.3	0.6	0.4	0.4
Other charges	0.4	1.7	0.2	1.5
Adjusted operating profit margin	27.1%	29.0%	22.9%	27.4%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF EFFECTIVE TAX RATE TO ADJUSTED EFFECTIVE TAX RATE
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2020 and 2019
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Effective tax rate	(70.7)%	(11.1)%	49.9%	(24.9)%
Tax effect of adjustments made to earnings before taxes(1)	27.2	9.0	6.0	5.4
Tax adjustments relating to the impacts of tax only amortization in Switzerland	(10.2)	-	13.8	-
Switzerland tax reform	18.6	17.7	(15.7)	34.8
Other certain tax adjustments	50.1	0.4	(38.0)	1.5
Adjusted effective tax rate	15.0%	16.0%	16.0%	16.8%

(1) Includes inventory and manufacturing-related charges; intangible asset amortization; goodwill and intangible asset impairment; restructuring and other cost reduction initiatives; quality remediation; acquisition, integration and related; litigation; litigation settlement gain; European Union Medical Device Regulation; and other charges

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF DEBT TO NET DEBT
AS OF DECEMBER 31, 2020 and 2019
(in millions, unaudited)

	December 31, 2020	December 31, 2019
Debt, both current and long-term	$8,126.5	$8,221.4
Cash and cash equivalents	(802.1)	(617.9)
Net debt	$7,324.4	$7,603.5